Exhibit 10.9

FIFTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (the “Amendment”) is made and entered into as of April 28, 2017 by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and LIQUIDIA TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of January 6, 2016 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)    Section 6.10(b) of the Agreement is hereby amended and restated, as follows:

(b)           Clinical Milestone. With respect to at least one internally developed product, Borrower shall achieve final, positive Phase 1 data by May 15, 2017.

2)    Section 6.13 of the Agreement is hereby amended and restated, as follows:

6.13 Subordination of Convertible Notes. Borrower shall deliver to Bank, on or before May 15, 2017, one or more subordination agreements; in form and substance satisfactory to Bank, duly executed by noteholder(s) representing 90% of the aggregate principal amount of the convertible securities issued by Borrower after October 1, 2016 but on or before February 28, 2017; notwithstanding the foregoing, Borrower shall use commercially reasonable efforts to deliver to Bank, on or before May 15, 2017, one or more subordination agreements, in form and substance satisfactory to Bank, duly executed by noteholder(s) representing 100% of the aggregate principal amount of such notes.

3)             Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall hot operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4)             Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

5)             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6)             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)    this Amendment, duly executed by Borrower;

b)             payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c)              such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LIQUIDIA TECHNOLOGIES, INC.		PACIFIC WESTERN BANK

By:	/s/ Timothy Albury	By:	/s/ Matthew K. Jacobs
Name:	Timothy Albury	Name:	Matthew K. Jacobs
Title:	CFO	Title:	AVP

[Signature Page to Fifth Amendment to Loan and Security Agreement]